PROXY


                    VANGUARD AIRLINES, INC.
                ANNUAL MEETING OF STOCKHOLDERS

                          May 29, 1997

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF VANGUARD
AIRLINES, INC.

          The undersigned stockholder of VANGUARD AIRLINES, INC. hereby appoints John F. Tague and Brian S. Gillman, and each or either of them, with full power of substitution, as attorneys-in-fact, agents and proxies of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of Vanguard Airlines, Inc. to be held on Thursday, May 29, 1997, at 10:00 a.m. Central Daylight Time, at the Kansas City Airport Embassy Suites Hotel, 7640 N.W. Tiffany Springs Parkway, Kansas City, Missouri, 64153, and at any adjournment thereof, on the transaction of any and all business which may come before said meeting, as fully and with the same effect as the undersigned might or could do if personally present for the following purposes:

1.   The election of John P. Tague as director.

                         [ ]   FOR      [ ]   WITHHELD

2.   Ratification and approval of the selection of Ernst & Young
     LLP as the independent public accountants of Vanguard
     Airlines, Inc., for the fiscal year ending December 31, 1997.

                         [ ]  FOR   [ ] AGAINST   [ ]  ABSTAIN

3. In their discretion, the proxies are to vote upon such other business as may properly come before the meeting of which the board of directors does not have knowledge a reasonable period of time before the solicitation of this proxy.

            (Please date and sign on the reverse side)

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SPECIFICALLY SET FORTH ABOVE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated May 5, 1997.

                                        Dated:  ____________________, 1997

                                        __________________________________
                                        Signature of Stockholders

                                        Please date and sign exactly as name
                                        or names appear hereon.  If shares are
                                        held jointly or by two or more persons,
                                        each stockholder named should sign.
                                        Executors, administrators, trustees,
                                        etc. should so indicate when signing.
                                        If the signer is a corporation, please
                                        sign full corporate name by duly
                                        authorized officer.  If a partnership,
                                        please sign in partnership name by
                                        authorized person.

                                        PLEASE MARK, SIGN, DATE AND MAIL THIS
                                        PROXY IN THE ENVELOPE PROVIDED.